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                                                                     Exhibit 3.3


                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                            MARKETAXESS HOLDINGS INC.

                                   ARTICLE I

                                     OFFICES

            SECTION 1. REGISTERED OFFICE. The registered office of the Corporation in the State of Delaware shall be located at the principal place of business in said state of the corporation or individual acting as the Corporation's registered agent.

            SECTION 2. OTHER OFFICES. The Corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time select.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

            SECTION 1. ANNUAL MEETINGS. An annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at such date, time and place, either within or without the State of Delaware, as the Board of Directors shall determine each year.

            SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose may be called by the Chief Executive Officer or Secretary, or by the directors, and may be held at any date, time and place, within or without the State of Delaware, as shall be stated in the notice of meeting.

            SECTION 3. NOTICE OF MEETINGS. Written notice of each annual or special meeting of the stockholders, stating the place, date and time of the meeting, and in the case of a special meeting the purpose of such meeting, shall be given, not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting, at his address as it appears on the records of the Corporation.

            SECTION 4. VOTING. Each stockholder shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote which is registered in his name on the record date for the meeting. No proxy shall be voted after three years from its date unless such proxy


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provides for a longer period. Elections for directors and all other questions shall be decided by majority vote except as otherwise required by the Certificate of Incorporation or by law.

            SECTION 5. QUORUM. The holders of a majority of the stock of the Corporation entitled to vote, present in person or by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise required by law. If a quorum shall not be present at any meeting, the Chairman of the meeting or a majority of the holders of the stock of the Corporation entitled to vote who are present at such meeting, in person or by proxy, shall have the power to adjourn the meeting to another place, date, or time, without notice other than announcement at the meeting; provided, however, that if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

            SECTION 6. STOCKHOLDERS LIST. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The stockholders list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

            SECTION 7. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any annual or special meeting of stockholders, including, without limitation, election of directors, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of any action without a meeting by less than unanimous written consent shall then be given by the Corporation to those stockholders who have not consented in writing.


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                                  ARTICLE III

                                    DIRECTORS

            SECTION 1. NUMBER AND TERM. The number of directors constituting the entire Board shall be nine (9). The directors shall be elected to serve until the next annual meeting of the stockholders and until their respective successors shall have been elected and qualified.

            Whenever the authorized number of directors is increased between annual meetings of the stockholders, a majority of the directors then in office, even though less than a quorum, shall have the power to elect such new directors for the balance of a term and until their successors are elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the Board which are being eliminated by the decrease.

            SECTION 2. RESIGNATIONS. Any director, member of a committee or officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chief Executive Officer or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

            SECTION 3. VACANCIES. If the office of any director, member of a committee or officer becomes vacant for any reason, the remaining directors in office, though less than a quorum, by a majority vote, or a sole remaining director, may elect a successor who shall hold office for the unexpired term and until his successor shall be elected and qualified.

            SECTION 4. REMOVAL. Any director or directors may be removed with or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote.

            SECTION 5. POWERS. The Board of Directors shall exercise all of the powers of the Corporation except such as are by law, or by the Certificate of Incorporation or by these Bylaws conferred upon or reserved to the stockholders.

            SECTION 6. MEETINGS. Regular meetings of the Board of Directors may be held without notice at such dates, times and places as shall be established from time to time by the Board of Directors and publicized among all directors. Special meetings of the Board of Directors may be called by the Chief Executive Officer or Secretary on the request of any director on at least twenty-four hours' notice of the date, time and place thereof given to each director. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

            Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of such Board or committee, by means of a conference telephone or similar communications equipment that enables all persons participating in the


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meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

            Action by a majority of the directors present at a meeting at which a quorum is present shall constitute the act of the Board of Directors.

            SECTION 7. QUORUM. A majority of the directors, but in no event less than three directors, shall constitute a quorum for the transaction of business. If a quorum shall not be present at any meeting of the Board of Directors, a majority of those present may adjourn the meeting to another place, date or time, without further notice (other than announcement at the meeting) or waiver thereof.

            SECTION 8. COMPENSATION. Directors may receive such compensation for their services as directors as the Board of Directors shall from time to time determine by resolution.

            SECTION 9. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if a written consent thereto is signed by all members of the Board of Directors, or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.

            SECTION 10. COMMITTEES OF THE BOARD OF DIRECTORS. The Board of Directors, by a vote of a majority of the whole Board, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall elect a director or directors to serve as the member or members of those committees, designating, if it desires, other directors as alternative members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend or to authorize the issuance of stock if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternative member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

                                   ARTICLE IV

                                    OFFICERS

            SECTION 1. GENERALLY. The Board of Directors shall elect a Chief Executive Officer and a Secretary, each of whom shall hold office until a successor is elected and qualified or until the earlier resignation or removal of such officer. The Board of Directors may elect or appoint a President, one or more Vice Presidents, a Treasurer, one or more Managing Directors (who shall not be members of the Board of Directors unless otherwise


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properly elected thereto) and such other officers (including Assistant
Secretaries and Assistant Treasurers) and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as the Board of Directors shall determine from time to time. No officer of the Corporation need be a member of the Board of Directors. Two or more offices may be held by the same person. Any officer may be removed at any time, with or without cause, by the Board of Directors.

            SECTION 2. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall preside at all meetings of the stockholders and of the Board of Directors. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, he shall have the responsibility for the general management and control of the affairs and business of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of Chief Executive Officer or which from time to time are delegated to him by the Board of Directors. The Chief Executive Officer shall have the power to sign, in the name of the Corporation, all authorized stock certificates, contracts, documents, tax returns, instruments, checks and bonds or other obligations of the Corporation and shall have general supervision and direction of all of the other officers and agents of the Corporation.

            SECTION 3. VICE PRESIDENTS. Each Vice President shall have such powers and shall perform such duties as shall from time to time be designated by the Board of Directors.

            SECTION 4. TREASURER. The Treasurer, if there be one, shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

            The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, or the Chief Executive Officer, taking proper vouchers for such disbursements. He shall render to the Chief Executive Officer and Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board of Directors shall prescribe.

            If there be no Treasurer, the functions and duties of the Treasurer shall be performed by such other officer or officers of the Corporation as shall be determined by the Board of Directors or the Chief Executive Officer.

            SECTION 5. SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these Bylaws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chief Executive Officer, directors, or stockholders, upon whose requisition the meeting is called as provided in the Bylaws. He shall record all the proceedings of the meetings of the Corporation and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the directors or the President. He shall have the custody of the seal of the Corporation and shall


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affix the same to all instruments requiring it, when authorized by the directors or the Chief Executive Officer, and attest the same.

            SECTION 6. MANAGING DIRECTORS. Each Managing Director shall have such powers and shall perform such duties as shall from time to time be designated by the Board of Directors.

            SECTION 7. ADDITIONAL POWER OF OFFICERS. In addition to the powers specifically provided in these Bylaws, each officer (including officers other than those referred to in these Bylaws) shall have such other or additional authority and perform such duties as the Board of Directors may from time to time determine.

            SECTION 8. ACTION WITH RESPECT TO SECURITIES OF OTHER CORPORATIONS. Unless otherwise directed by the Board of Directors, the Chief Executive Officer shall have the power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

                                   ARTICLE V

                                      STOCK

            SECTION 1. CERTIFICATES OF STOCK. Certificates of stock, signed by the Chief Executive Officer or a Vice President, and by the Treasurer or the Secretary or an Assistant Secretary, shall be issued to each stockholder, certifying the number of shares owned by him in the Corporation. Any of or all the signatures on the certificates may be facsimiles.

            SECTION 2. LOST, STOLEN OR DESTROYED CERTIFICATES. A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost, stolen or destroyed, and the directors may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond, in such sum as they may direct, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificates of the issuance of any such new certificate.

            SECTION 3. TRANSFER OF SHARES. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of stock of the Corporation. Upon surrender to the Corporation or its transfer agent or a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue or cause its transfer agent to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.


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            SECTION 4. STOCKHOLDERS RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                                   ARTICLE VI

                                  MISCELLANEOUS

            SECTION 1. DIVIDENDS. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend, there may be set apart out of any funds of the Corporation available for dividends such sum as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the Corporation.

            SECTION 2. SEAL. The corporate seal shall be circular in form and shall contain the name of the Corporation, the year of its creation and the words "CORPORATE SEAL" and "DELAWARE". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

            SECTION 3. FISCAL YEAR. The fiscal year of the Corporation shall be determined by the Board of Directors.

            SECTION 4. CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall be determined from time to time by the Board of Directors.

            SECTION 5. NOTICE AND WAIVER OF NOTICE. Whenever any notice is required to be given, personal notice shall not be necessary unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, first class mail (airmail if to an address outside of the United States), postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the Corporation, in which case such notice shall be deemed given on the day of such mailing, unless it is notice of a directors' meeting, in which case such notice shall be deemed given five (5) days after the date of such mailing. Notice may also be given personally, against receipt, or by


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telecopier, telegram, telex or similar communication and notice so given shall be deemed given when so delivered personally or when delivered for transmission.

            Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by law.

            Whenever any notice whatsoever is required or permitted to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time such notice is required to be given, shall be deemed equivalent thereto. A telegram, telex or similar communication waiving any such notice sent by a person entitled to notice shall be deemed equivalent to a waiver in writing signed by such person. Neither the business nor the purpose of any meeting need be specified in any waiver.

                                  ARTICLE VII

                                   AMENDMENTS

            These Bylaws may be altered, amended or repealed and Bylaws may be made by the Board of Directors at any meeting or by the stockholders at any meeting.

                                  ARTICLE VIII

                               INDEMNIFICATION OF
                    DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

            SECTION 1. INDEMNIFICATION OF DIRECTORS AND OFFICERS. The Corporation may, by action taken in writing by its Board of Directors in its sole discretion in a particular case, indemnify and hold harmless any person who was or is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the Corporation, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving or having agreed to serve as a director or officer, to such extent as the Board of Directors of the Corporation, in its sole discretion, may determine but in no event beyond the extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, against any or all expense, liability and loss (including without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and, if the action by the Board of Directors of the Corporation shall so provide, such indemnification shall continue as to a person who has ceased to serve in the capacity that initially entitled such person to indemnity under such action and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that in no event may the Corporation indemnify any such person seeking


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indemnification in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was specifically authorized in writing by the Board of Directors of the Corporation and then subject to such specific limitations and conditions as the action by the Board of Directors of the Corporation authorizing such indemnification may provide. If the action by the Board of Directors of the Corporation authorizing indemnification shall so provide, such indemnification shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires or the action by the Board of Directors of the Corporation authorizing such indemnification so provides, the payment of such expenses in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of a bond or similar secured undertaking acceptable to the Board of Directors of the Corporation, by or on behalf of such indemnified person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this Section, the action by the Board of Directors of the Corporation authorizing indemnification, or otherwise. In any proceeding for which indemnification is being provided hereunder, the Corporation, at its option by action by its Board of Directors in its sole discretion, may assume the defense or prosecution, as applicable, thereof with counsel of the Corporation's choosing, in which event the indemnified person shall cooperate fully with the Corporation and counsel so chosen in connection with such proceeding, such indemnified person may retain counsel of his or her own choosing (but only at such indemnified person's expense), the Corporation and counsel it has chosen shall control the proceeding and all settlement negotiations, and such indemnified person shall not propose or accept any settlement without the consent of the Corporation. No person for whom indemnification is provided hereunder may compromise or settle any proceeding for which such indemnification is provided without the specific written consent of the Board of Directors of the Corporation.

            SECTION 2. INDEMNIFICATION OF EMPLOYEES AND AGENTS. The Corporation may, by action taken in writing by its Board of Directors in its sole discretion in a particular case, provide indemnification to employees and agents of the Corporation, and to persons who serve at the request of the Corporation as directors, officers, employees or agents of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, in each case individually or as a group, to the same extent (or such lesser extent as the action by the Board of Directors of the Corporation may provide) as the indemnification of directors and officers permitted by Section 1 of this Article.

            SECTION 3. DEFENSE TO INDEMNIFICATION. It shall be a defense to any action brought by a person seeking indemnification that, and the Corporation shall have the right to recover any amounts paid by it to a person on account of indemnification if, such person has not met the standards of conduct that make it permissible under the Delaware General Corporation Law for the Corporation to indemnify such person for the amount sought or paid or such person has failed to abide by his or her obligations to the Corporation, whether arising by statute, common law, equity, contract or otherwise.

            SECTION 4. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was serving as a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other


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enterprise against any expense, liability or loss, whether or not the
Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

            SECTION 5. INTERESTED DIRECTORS. No director of the Corporation shall vote on any action by the Board of Directors of the Corporation to provide indemnification of such director, or of a definite group of persons that includes such director, with respect to any particular action, suit or proceeding. In the event that, on account of the provisions of this Section 5, there shall not be a quorum of the Board of Directors, the Corporation may provide such indemnification only by action of its stockholders.


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